UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

mPHASE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	000-30202	22-2287503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5011 Gate Parkway, Building 100, Suite 100

Jacksonville, FL 32256

(Address of principal executive offices) (zip code)

(941) 538-6257

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements.

As previously disclosed, on January 4, 2023, the board of directors (the “Board”) of mPhase Technologies (the “Company”), formed a special committee of the Board (the “Special Committee”) to investigate allegations of inaccurate disclosures, misappropriation and other potential fraudulent actions (the “Investigation”) by Anshu Bhatnagar (the “Former CEO”), who had been the Company’s Chief Executive Officer until July 11, 2022, when he was terminated with cause, and to complete the review of the factual matters related to such allegations as had been previously conducted by the Board from the Company’s 2022 third fiscal quarter to the present.

On March 10, 2023, based on the preliminary results of the Investigation, the Board met with the Company’s newly appointed (as of November 22, 2022) independent registered public accounting firm, Prager Metis CPAs LLP (“Prager Metis”) and it was determined that previously filed financial statements of the Company should not be relied upon. This includes financial statements beginning with the September 30, 2019, Form 10-Q and each 10-Q and 10-K through March 31, 2022 (the “Previously Issued Financial Statements”).

The conclusion that the Previously Issued Financial Statements cannot be relied upon resulted from the determination that such statements reported inaccurate activity and balances as a result of the fraudulent actions of the Former CEO. Specifically, the Company has determined that:

●	The Company reported revenue from customer contracts that were fraudulent. Specifically, the Company reported revenues from a single customer contract identified in filings as the “primary technology contract with its channel partner.” All evidence indicates that the Former CEO of the Company fabricated all transactions related to this customer by creating a sophisticated paper trail of transactions without substance, including fabrication of bank statements reporting cash receipts of $2.5 million, vendor payments of $3.8 million, and other documents to support such fraud. The Company has no evidence the products or services that were reported to have been delivered under the Company’s revenue agreements were ever in fact developed, delivered, or supported. This fraud was further supported by a separate vendor contract to provide a platform that was to be enhanced and sold to the primary customer. The Company has no evidence that any services were actually provided to the Company although the Company had previously reported amounts in Cost of Sales. The effect of correcting the Company’s Financial Statements for this fraud is presented in tables below.

The Company acknowledges that the Former CEO received significant stock-based compensation of 37,390,452 common shares as a result of having fraudulently reported revenue. Under the Former CEO’s employment agreement, he vested into certain warrants (which were subsequently exchanged into the aforementioned common shares) by achieving recurring revenue metrics of $15 million. Such employment agreement does not include “clawback” provisions; however, the Company is currently pursuing all available legal options to reclaim these shares. As there is not currently a mechanism to recall these shares, they remain reported as issued and outstanding.

●	For the quarters ended December 31, 2021 and March 31, 2022, the Company reported an immaterial amount of revenue from its consumer engagement platform. Although the amounts were not material for disclosure at the time, the amounts included in Revenue were $29,050 and $144,700. Although these amounts were small, the implications of these fraudulently reported revenues was significant as it signaled that the consumer engagement platform was building success. Although certain customers were charged, the Company provided no product or service to these entities and the amounts were inappropriately reported as Revenue. The effect of correcting the Company’s Financial Statements for this fraud is presented in tables below.

●	As a result of the Investigation, the Company identified numerous instances of misappropriation of assets by the Former CEO. Specifically, the Former CEO used Company funds to pay for personal credit card charges and direct payments to personal vendors of the Former CEO for transactions unrelated to the business. Additionally, the Former CEO, while he was also CEO of Verus International, a separate public company, transacted between the entities without support for the transactions with transactions totaling approximately $100 thousand. Certain of these amounts were reported and disclosed as legitimate expenses of the Company. As part of the restatement, these amounts will be removed from the Company’s operating expenses and disclosed separately in the financial statements as assets misappropriated by the Former CEO. The Special Committee is completing its analysis of these transactions and they will be included in the restated financial statements when available.

●	In the previously issued financial statements, the Company reported in its “Consolidated Statements of Stockholders’ Equity” 1,000 shares of $0.01 par value Series A Preferred Stock (the “Series A Preferred”). As a result of the Investigation, the Company determined that the creation of the Series A Preferred was not authorized under the Company’s Certificate of Incorporation (the “Certificate”) and, accordingly, the Series A Preferred was never duly authorized. Specifically, the Certificate does not grant authority to the Board to issue preferred stock, as such authority is neither in the original Certificate of Incorporation, nor is it in any amendment to the Certificate that had been duly approved, having received the vote of the majority shareholders of the Company. Furthermore, even if the Series A Preferred Stock were to be effective, the Investigation failed to uncover any documented evidence of the Board’s approval of the issuance of such 1,000 shares of Series A Preferred. Accordingly, the Company will restate the previously issued financial statements to remove reference to the Series A Preferred. The effect of correcting this error on the Company’s Financial Statements is shown in the tables below.

We continue to work on the corrected and restated financial statements for the Company and have engaged the newly appointed independent registered public accounting firm, Prager Metis, to re-audit prior periods, for which Prager Metis had no prior association with.

The effect of correcting the Company’s Financial Statements (unaudited) for this fraud (excluding the removal of the misappropriated operating expenses as such amounts are preliminary and require further analysis) is presented in the following tables:

	For the three months ended on September 30, 2019[1]
	(As Previously Reported)	Adjustments	(As Restated)
Revenue	$7,569,612	$(7,569,612)	$0
Cost of Revenue	5,706,514	(5,706,514)	0

	For the six months ended on December 31, 2019[1]
	(As Previously Reported)	Adjustments	(As Restated)
Revenue	$15,131,579	$(15,131,579)	$0
Cost of Revenue	11,330,444	(11,330,444)	0

	For the nine months ended on March 31, 2020[1]
	(As Previously Reported)	Adjustments	(As Restated)
Revenue	$22,688,086	$(22,688,086)	$0
Cost of Revenue	16,955,320	(16,955,320)	0

	For the fiscal year ended on June 30, 2020[1]
	(As Previously Reported)	Adjustments	(As Restated)
Revenue	$30,276,422	$(30,276,422)	$0
Cost of Revenue	22,579,544	(22,579,544)	0

1 The effect of restating Revenue and Cost of Revenue for the year ended on June 30, 2020, will be reported through Retained Earning on June 30, 2020.

	For the three months ended on September 30, 2020
	(As Previously Reported)	Adjustments	(As Restated)
Revenue	$7,586,864	$(7,586,864)	$0
Cost of Revenue	5,625,389	(5,625,389)	0

	For the six months ended on December 31, 2020
	(As Previously Reported)	Adjustments	(As Restated)
Revenue	$15,223,300	$(15,223,300)	$0
Cost of Revenue	11,250,399	(11,250,399)	0

	For the nine months ended on March 31, 2021
	(As Previously Reported)	Adjustments	(As Restated)
Revenue	$22,882,648	$(22,882,648)	$0
Cost of Revenue	16,876,480	(16,876,480)	0

	For the fiscal year ended on June 30, 2021
	(As Previously Reported)	Adjustments	(As Restated)
Revenue	$30,672,314	$(30,672,314)	$0
Cost of Revenue	22,501,496	22,501,496)	0

	For the three months ended on September 30, 2021
	(As Previously Reported)	Adjustments	(As Restated)
Revenue	$8,225,710	$(8,225,710)	$0
Cost of Revenue	5,625,033	(5,625,033)	0

	For the six months ended on December 31, 2021
	(As Previously Reported)	Adjustments	(As Restated)
Revenue	$16,565,587	$(16,565,587)	$0
Cost of Revenue	11,250,033	(11,250,033)	0

	For the nine months ended on March 31, 2022
	(As Previously Reported)	Adjustments	(As Restated)
Revenue	$25,066,056	$(25,066,056)	$0
Cost of Revenue	16,986,353	(16,986,353)	0

	Preferred Stock
	Shares	$0.01 Par Value
Balance June 30, 2020	1,000	$10
Balance adjustments due to restatement	(1,000)	(10)
Restated Balance June 30, 2020	-	$-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPhase Technologies, Inc.

Dated: March 15, 2023	/s/ Richard Thorpe
Richard Thorpe
Chief Executive Officer